Exhibit 99.1

FAT BRANDS INC. ANNOUNCES FISCAL SECOND QUARTER 2018 FINANCIAL RESULTS

Conference call and webcast will be held at 5:00 p.m. ET today

 LOS ANGELES (August 7, 2018) – FAT (Fresh. Authentic. Tasty.) Brands Inc. (NASDAQ: FAT) (“FAT Brands” or the “Company”) today announced financial results for the 13-week period ended July 1, 2018.

Andy Wiederhorn, President and CEO of FAT Brands, commented, “We’re pleased to report second quarter results which include positive same-store sales growth across all of our brands. Our flagship Fatburger brand continued to achieve particularly impressive results, with same-store sales growth of 9.5% inclusive of 4.2% transaction growth. Strong Fatburger results continue to be driven by momentum in delivery, as well as by increased traction of the plant-based Impossible Burger. We also saw positive trends in our casual dining brands, supported by the tests of a new media campaign, to-go packaging, and third party delivery.”

“Over the last few months we secured significant financing, which enabled the closing of our previously announced acquisition of Hurricane Grill & Wings, a brand best known for its jumbo fresh wings. The integration of the Hurricane restaurants onto our platform has been smooth, and we now expect to achieve an annualized revenue run-rate of $19-20 million and an annualized EBITDA run-rate of $10-11 million, inclusive of synergies beginning in the fourth quarter of 2018. The financing we secured provides dry powder for future accretive acquisitions; our pipeline of franchise brands is robust, and we are actively working to complete additional transactions.”

The Company was formed as a Delaware corporation on March 21, 2017 as a wholly-owned subsidiary of Fog Cutter Capital Group Inc. (“FCCG”). The Company was formed for the purpose of completing a public offering and related transactions, and to acquire and continue certain businesses previously conducted by subsidiaries of FCCG. These transactions occurred on October 20, 2017. Because this is our initial year of operation, comparative information is not available for the second quarter of 2017.

Fiscal Second Quarter 2018 Highlights

●	Total revenues of $3.9 million(1)
●	EBITDA of $825,000
●	Net income of $373,000, or $0.04 per share

(1)	In the first quarter of 2018, the Company adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), which changed the timing of recognition of franchise fees, including development fees, territory fees, renewal and transfer fees. Adoption of ASU 2014-09 also changed the reporting of advertising fund contributions and related expenditures. Please see the “Adoption of New Accounting Guidance” section below for additional information.

Fiscal Second Quarter 2018 Segment Performance

●	Fatburger & Buffalo’s Express

o	Same-store sales growth in core domestic market of 8.9%
o	System-wide same-store sales growth of 9.5%
o	Total revenues of $2.0 million
o	EBITDA of $887,000
o	Net income of $771,000
o	4 new store openings

●	Buffalo’s Cafe

o	System-wide same-store sales growth of 10.2%
o	Total revenue of $511,000
o	EBITDA of $165,000
o	Net income of $237,000

●	Ponderosa & Bonanza Steakhouse

o	System-wide same-store sales growth of 0.9%
o	Total revenue of $1.4 million
o	EBITDA of $304,000
o	Net income of $247,000

Financing Events in the Quarter

On April 27, 2018, FAT Brands established a $5 million credit facility with TCA Global Credit Master Fund, LP (“TCA”). A total of $2 million was funded by TCA as part of the initial closing on April 27, 2018, and the proceeds were used for working capital.

On June 7, 2018, FAT Brands completed $8 million in Series A preferred stock financing. The proceeds are being used for acquisition of new restaurant brands, the repayment of indebtedness, and working capital.

On June 27, 2018, FAT Brands entered into a Note Exchange Agreement under which it agreed with FCCG to exchange most of the remaining balance of the Company’s outstanding Promissory note issued to FCCG on October 20, 2017, in the original principal amount of $30 million (the “Note”). At the time of the exchange, the Note had an estimated outstanding balance of principal plus accrued interest of $10,222,053 (the “Note Balance”). FCCG agreed to cancel the Note, in exchange for shares of capital stock of the Company in the following amounts:

●	$2,000,000 of the Note Balance will be exchanged for 20,000 shares of Series A Fixed Rate Cumulative Preferred Stock of the Company at $100 per share; and
●	The remaining Note Balance of $7,272,053 will be exchanged for 989,395 shares of Common Stock of the Company, representing an exchange price of $7.35 per share, which was the closing price of the Common Stock on June 26, 2018.

Subsequent Events

On July 3, 2018, FAT Brands completed the previously announced acquisition of Hurricane AMT, LLC (“Hurricane”), the franchisor of Hurricane Grill & Wings and Hurricane BTW restaurants, for a purchase price of $12,500,000.

Also on July 3, 2018, the Company entered into a new Loan and Security Agreement with FB Lending, LLC, whereby the Company borrowed $16.0 million in a term loan. A portion of the net proceeds were used to fund the Hurricane acquisition, as well as to repay borrowings of $2.0 million plus interest and fees under the Company’s existing loan facility with TCA. The Company intends to use the remaining proceeds for additional acquisitions and general working capital purposes.

Quarterly Cash Dividend

The Company’s Board of Directors approved the payment of a quarterly cash dividend to shareholders of $0.12 per share. The dividend was paid on July 16, 2018 to shareholders of record as of the close of business on July 6, 2018.

Key Financial Definitions

New store openings - The number of new store openings reflects the number of stores opened during a particular reporting period. The total number of new stores per reporting period and the timing of stores openings has, and will continue to have, an impact on our results.

Same-store sales growth – Same-store sales growth reflects the change in year-over-year sales for the comparable store base, which we define as the number of stores open for at least one full fiscal year. Given our focused marketing efforts and public excitement surrounding each opening, new stores often experience an initial start-up period with considerably higher than average sales volumes, which subsequently decrease to stabilized levels after three to six months. Thus, we do not include stores in the comparable base until they have been open for at least one full fiscal year. We expect that this trend will continue for the foreseeable future as we continue to open and expand into new markets.

Conference Call and Webcast

FAT Brands will host a conference call and webcast to discuss its fiscal first quarter 2018 financial results today at 5:00 PM ET. Hosting the call and webcast will be Andy Wiederhorn, President and Chief Executive Officer; and Ron Roe, Chief Financial Officer.

Interested parties may listen to the conference call via telephone by dialing 201-493-6725. A replay will be available after the call until Tuesday, August 14, 2018, and can be accessed by dialing 412-317-6671. The passcode is 13682184.

The webcast will be available at www.fatbrands.com under the “invest” section, and will be archived on the site shortly after the call has concluded.

About FAT (Fresh. Authentic. Tasty.) Brands

FAT Brands (NASDAQ: FAT) is a leading global franchising company that strategically acquires, markets and develops fast casual and casual dining restaurant concepts around the world. The Company currently owns six restaurant brands, Fatburger, Buffalo’s Cafe, Buffalo’s Express, Hurricane Grill & Wings, and Ponderosa and Bonanza Steakhouses, that have over 300 locations open and more than 300 under development in 32 countries.

For more information, please visit www.fatbrands.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the future financial and operating results of the Company and our ability to pay a cash dividend to our common stockholders. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” “plans,” “forecast,” and similar expressions, and reflect our expectations concerning the future. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements. We refer you to the documents we file from time to time with the Securities and Exchange Commission, such as our recent Offering Statement on Form 1-A and our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

Adoption of New Accounting Guidance

The Company adopted ASU 2014-09 on January 1, 2018 using the modified retrospective method, in which the cumulative effect of applying the standard is recognized at the date of initial application. Amounts presented for the twenty-six weeks ended July 1, 2018 have been adjusted to reflect the adoption of ASU 2014-09, resulting in an increase in revenues of $1,675,000.

Non-GAAP Measure

This press release includes the non-GAAP financial measure of EBITDA.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We use the term EBITDA, as opposed to income from operations, as it is widely used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance. EBITDA is not a measure of our financial performance or liquidity that is determined in accordance with generally accepted accounting principles (“GAAP”), and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP.

A reconciliation of net income to EBITDA is set forth in the tables below.

FAT Brands Statement of Operations Data

(In thousands)
	13 weeks ended July 1, 2018
	FAT Brands	Fatburger	Buffalo’s	Ponderosa	Consolidated
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Statement of operations data:

Revenues
Royalties	$-	$1,343	$353	$1,164	$2,860
Franchise fees	-	286	4	9	299
Store opening fees	-	105	-	-	105
Advertising fees	-	294	154	182	630
Management fee	-	14	-	-	14
Total revenues	-	2,042	511	1,355	3,908

General and administrative expenses	531	1,153	346	1,051	3,081

Income (loss) from operations	(531)	889	165	304	827

Other income (expense)
Interest income (expense)	(548)	85	159	4	(300)
Depreciation and amortization	4	(9)	(2)	(33)	(40)
Other expense	-	(2)	-	-	(2)
Other income (expense)	(544)	74	157	(29)	(342)

Income (loss) before income tax expense (benefit)	(1,075)	963	322	275	485

Income tax expense (benefit)	(193)	192	85	28	112

Net income (loss)	(882)	771	237	247	373
Basic and diluted EPS	$(0.09)	$0.08	$0.02	$0.02	$0.04

FAT Brands Statement of Operations Data

(In thousands)
	26 weeks ended July 1, 2018
	FAT Brands	Fatburger	Buffalo’s	Ponderosa	Consolidated
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Statement of operations data:

Revenues
Royalties	$-	$2,631	$666	$2,135	$5,432
Franchise fees	-	669	9	20	698
Store opening fees	-	105	-	-	105
Advertising fees	-	611	293	322	1,226
Management fee	-	32	-	-	32
Total revenues	-	4,048	968	2,477	7,493

General and administrative expenses	755	2,307	700	1,963	5,725

Income (loss) from operations	(755)	1,741	268	514	1,768

Other income (expense)
Interest income (expense)	(994)	164	307	9	(514)
Depreciation and amortization	(1)	(9)	(2)	(61)	(73)
Other expense	0	(3)	-	-	(3)
Other income (expense)	(995)	152	305	(52)	(590)

Income (loss) before income tax expense (benefit)	(1,750)	1,893	573	462	1,178

Income tax expense (benefit)	(326)	417	156	49	296

Net income (loss)	(1,424)	1,476	417	413	882
Basic and diluted EPS	$(0.14)	$0.15	$0.04	$0.04	$0.09

Consolidated Balance Sheet for FAT Brands, Inc. as of July 1, 2018

(In thousands)
	July 1, 2018
	FAT Brands	FBNA	BFCI	Ponderosa	Elimination	Consolidated
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Consolidated balance sheet data:

Cash	$955	$-	$-	$-	$-	$955
Total assets	$11,154	$13,097	$7,334	$11,442	$(10,550)	$32,477
Total liabilities	$15,645	$8,798	$994	$453	$-	$25,890
Total stockholders' equity (deficit)	$(4,491)	$4,299	$6,340	$10,989	$(10,550)	$6,587

EBITDA Reconciliation

	26 weeks ended July 1, 2018
	FAT Brands	Fatburger	Buffalo's	Ponderosa	Consolidated
(in thousands)

Net income (loss)	$(1,424)	$1,476	$417	$413	$882
Depreciation and amortization expense	1	9	2	61	73
Interest (income) expense	994	(164)	(307)	(9)	514
Income tax expense (benefit)	(326)	417	156	49	296
EBITDA	$(755)	$1,738	$268	$514	$1,765

	13 weeks ended July 1, 2018
	FAT Brands	Fatburger	Buffalo's	Ponderosa	Consolidated
(in thousands)

Net income (loss)	$(882)	$771	$237	$247	$373
Depreciation and amortization expense	(4)	9	2	33	40
Interest (income) expense	548	(85)	(159)	(4)	300
Income tax expense (benefit)	(193)	192	85	28	112
EBITDA	$(531)	$887	$165	$304	$825

Investor Relations:

ICR

Alexis Tessier

IR-FATBrands@icrinc.com

203-682-8286

Media Relations:
Konnect Agency
Shelby Robinson/Rebecca Campbell
srobinson@konnectagency.com
rcampbell@konnectagency.com
213-988-8344

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